August 31, 1998




The RJR Nabisco Trusts
(as defined below)
c/o RJR Nabisco Holdings Corp.
1301 Avenue of the Americas
New York, New York 10019


Re:   The RJR Nabisco Trusts (as defined below)

Ladies and Gentlemen:

               We have acted as special Delaware counsel to RJR Nabisco Holdings Capital Trust II, RJR Nabisco Holdings Capital Trust III, RJR Nabisco Holdings Capital Trust IV, RJR Nabisco Holdings Capital Trust V and RJR Nabisco Holdings Capital Trust VI, each a Delaware statutory business trust (collectively referred to herein as the "RJR Nabisco Trusts" and each individually as an "RJR Nabisco Trust"), in connection with certain matters relating to the creation of the RJR Nabisco Trusts and the proposed issuance of Preferred Securities therein to beneficial owners pursuant to and as described in Registration Statement Nos. 333-60811, 333-60811-01, 333-60811-02,
333-60811-03, 333-60811-04, 333-60811-05, and 333-60811-06 (and the Prospectus
forming a part thereof) on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on August 6, 1998, as amended by Pre-Effective Amendment No. 1 thereto (as so amended, the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the form of Amended and Restated Declaration of Trust attached as an exhibit to the Registration Statement.

               In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of each RJR Nabisco Trust, each as filed in the Office of the Secretary of State of Delaware (the "State Office") on August 6, 1998 (each a "Certificate"); the Declaration of Trust of each RJR Nabisco Trust, each dated as of August 5, 1998 (each an "Original Governing Instrument"); the Indenture dated as of September 21, 1995 between RJR Nabisco Holdings Corp. and The Bank of New York, as Trustee, as supplemented by a First Supplemental Indenture thereto dated as of September 21, 1995, and the form of Supplemental Indenture to be entered into in connection therewith; the form of Guarantee Agreement to be made by RJR Nabisco Holdings Corp. with respect to each RJR Nabisco Trust; and the Registration Statement. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation, organization or creation, valid existence and good standing of the RJR Nabisco Trusts and each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation, organization or creation; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents with respect to each RJR Nabisco Trust; (iii) that RJR Nabisco Holdings Corp., The Bank of New York, The Bank of New York (Delaware) and the appropriate Regular Trustees will duly authorize, execute and deliver an amended and restated declaration of trust for each RJR Nabisco Trust in the form of the Amended and Restated Declaration of Trust attached as an exhibit to the Registration Statement (each a "Governing Instrument") and all other documents contemplated thereby or by the Registration Statement to be executed in connection with the creation of each RJR Nabisco Trust and the issuance by each such RJR Nabisco Trust of Preferred Securities, in each case, prior to the first issuance of Preferred Securities; (iv) that the Preferred Securities of each RJR
Nabisco Trust will be offered and sold pursuant to the Registration
Statement and a prospectus supplement that will be consistent with, and accurately describe, the terms of the applicable Governing Instrument and Guarantee Agreement relating to each such RJR Nabisco Trust and all other relevant documents; (v) that no event has or will occur subsequent to the filing of any Certificate that would cause a dissolution or liquidation of any RJR Nabisco Trust under the applicable Original Governing Instrument or the applicable Governing Instrument; (vi) that the activities of each RJR Nabisco Trust have been and will be conducted in accordance with its Original Governing Instrument or Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. Section Section 3801 et seq.
(the "Delaware Act"); (vii) that each Holder of Preferred Securities of each RJR Nabisco Trust will make payment of the required consideration therefor in consideration thereof in accordance with the terms and conditions of the Registration Statement and the Prospectus forming a part thereof, the applicable Governing Instrument and the applicable prospectus supplement, and that the Preferred Securities of each RJR Nabisco Trust are otherwise issued and sold to the Preferred Securities Holders of such RJR Nabisco Trust in accordance with the terms, conditions, requirements and procedures set forth in the Registration Statement and the Prospectus forming a part thereof, the applicable Governing Instrument and the applicable prospectus supplement; and (viii) that the documents examined by us, or contemplated hereby, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been, and, prior to the issuance of Preferred Securities by each RJR Nabisco Trust, will not be amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion with respect to the Registration Statement or any other offering materials relating to the Preferred Securities offered by any RJR Nabisco Trust and we assume no responsibility for their contents.
As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

               Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that, upon issuance, the Preferred Securities of each RJR Nabisco Trust will constitute validly issued and, subject to the terms of the applicable Governing Instrument, fully paid and non-assessable beneficial interests in the assets of such RJR Nabisco Trust. We note that pursuant to the Governing Instrument, each RJR Nabisco Trust may withhold amounts otherwise distributable to a Holder of Securities in such RJR Nabisco Trust and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amounts withheld will be deemed to have been distributed to such Holder and that, pursuant to the Governing Instrument, the Preferred Security Holders of each RJR Nabisco Trust may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "LEGAL MATTERS" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7, of the Securities Act of 1933, as amended or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and our review of the above referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addresses hereof in connection with the matters contemplated hereby and may not be relied upon by any other person or entity or for any other purpose without our prior written consent.

                                       Very truly yours,




                                       /s/ MORRIS, NICHOLS, ARSHT & TUNNELL